Exhibit 5.1

Silicon Valley
Super Micro Computer, Inc.	855 Main Street
980 Rock Avenue	Redwood City, CA 94063
San Jose, California 95131
T +1 (650) 618-9250
freshfields.us

June 12, 2026

Ladies and Gentlemen:

We have acted as counsel to Super Micro Computer, Inc., a Delaware corporation (the “Company”), in connection with the Company’s offering, issuance and sale through J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, and Citigroup Global Markets Inc., as agents and/or principals (the “Agents”), from time to time, of shares of its common stock, $0.001 par value per share, having an aggregate gross sales price of up to $1,250,000,000 (the “Shares”) pursuant to (i) the shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2026 pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-296641) (together with the documents incorporated by reference therein, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), as supplemented by the prospectus supplement dated June 11, 2026 (together with the Base Prospectus and the documents incorporated by reference therein, the “Prospectus”); and (ii) the Distribution Agreement, dated June 11, 2026, (as may be amended, amended and restated or supplemented from time to time, the “Distribution Agreement”), by and among the Company and the Agents.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

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Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, the Shares being sold by the Company pursuant to the Distribution Agreement have been duly authorized by the Company, and upon payment and delivery therefor in accordance with the Distribution Agreement, will be validly issued, fully-paid and non-assessable.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Shares, (i) the authorization of the board of directors of the Company that duly established the terms of such Shares and duly authorized the issuance and sale of such Shares shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such Shares.

We are members of the Bars of the States of New York and California, and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company on the date hereof and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus, which is part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Freshfields US LLP